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                                                                  EXHIBIT 99.j-2



                         CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Green Century Funds

We consent to the use of our report for the Green Century Balanced Fund and Green Century Equity Fund, dated September 7, 2001, incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" and "Auditors" in the prospectus and "Independent Auditors" in the statement of additional information.



                                            KPMG LLP

Boston, Massachusetts
November 28, 2001